Exhibit 10.2
FIFTH AMENDMENT TO
RIGHT OF FIRST OFFER AGREEMENT

This FIFTH AMENDMENT TO RIGHT OF FIRST OFFER AGREEMENT (this “Amendment”), dated as of August 2, 2021 (the “Amendment Date”), is entered into by and between CLEARWAY ENERGY GROUP LLC, a Delaware limited liability company (f/k/a Zephyr Renewables LLC) (“CEG”), and CLEARWAY ENERGY, INC., a Delaware corporation (f/k/a NRG Yield, Inc.) (“CWEN”).
RECITALS
WHEREAS,    CEG and CWEN are parties to that certain Right of First Offer Agreement dated as of August 31, 2018, as subsequently amended on February 14, 2019, August 1, 2019, December 6, 2019, and November 2, 2020 (as amended, the “ROFO Agreement”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings specified in the ROFO Agreement.
WHEREAS, the Parties desire to amend the ROFO Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CEG and CWEN hereby agree as follows.
Section 1.Amendments to Section 1.1 (Definitions).
Section 1.1 of the ROFO Agreement is hereby amended by deleting therefrom the definition of “Wildflower”.
Section 2.Amendments to Article II.
(a)Section 2.1 of the ROFO Agreement is hereby amended by deleting the word “Wildflower” therefrom.
Section 3.Effectiveness of this Amendment. This Amendment is effective as of the Amendment Date.
Section 4.No Other Changes. Except as expressly provided or contemplated by this Amendment, all the terms, conditions and provisions of the ROFO Agreement remain unaltered and in full force and effect. The ROFO Agreement and this Amendment shall be read and construed as one agreement.
Section 5.Facsimile; Counterparts. Each Party may deliver executed signature pages to this Amendment by facsimile or electronic transmission to the other Parties, which facsimile or electronic copy shall be deemed to be an original executed signature page. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the Parties had signed the same signature page.
Section 6.Governing Law. Section 5.7 of the Agreement shall apply, mutatis mutandis, to this Amendment.
Section 7.Severability. If any term or provision of this Amendment is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Amendment, or the validity or enforceability of such affected terms or provisions at any other time or in any other jurisdiction.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, CEG and CWEN have each caused this Amendment to be executed and delivered in their names by their respective duly authorized officers or representatives as of the date first above written.

CLEARWAY ENERGY GROUP LLC
/s/ Craig Cornelius
Name: Craig Cornelius
Title: Chief Executive Officer
CLEARWAY ENERGY, INC.
/s/ Christopher S. Sotos
Name: Christopher S. Sotos
Title: President & Chief Executive Officer

Signature Page to Fifth Amendment to
Right of First Offer Agreement
DCACTIVE-50622050.5